UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Caterpillar Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Update

Dear shareholders,

Prior to our Annual Shareholder Meeting on June 8, 2022, please read our Proxy Statement to learn more about our board of directors, our governance practices, compensation programs and philosophy and other key items. We also encourage you to review three other important disclosures: our annual Sustainability Report, our annual Global Diversity and Inclusion Report and the presentation from our 2022 Investor Day.

Your vote is important. These documents are valuable components of the comprehensive and transparent disclosures Caterpillar provides to its shareholders. Thank you for your ongoing investment in and support of Caterpillar as we continue to execute our enterprise strategy for long-term profitable growth.

2022 Proxy Statement	2022 Investor Day Presentation investors.caterpillar.com	2021 Sustainability Report caterpillar.com/sustainability	2021 Global Diversity & Inclusion Report caterpillar.com/diversity